UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 21, 2015

MABCURE INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-141131	20-4907813
(Commission File Number)	(I.R.S. Employer Identification No.)

275 Palm Beach Drive, P.O. Box 203
Jolly Harbour, St. Mary’s, Antigua WI	none
(Address of Principal Executive Offices)	(Zip Code)

 (Former name or former address, if changed since last report.)

22 Sparrow Circle
White Plains, NY 10605

(949) 489-2400

(Telephone number, including area code)

Item 5.01 Change of Control of Registrant.

See Item 5.02.

On May 21, 2015, Jehu Hand was appointed custodian of Mabcure Inc. by the

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, Jehu Hand was appointed custodian of Mabcure Inc. by the Nevada District Court pursuant to Nevada Revised Statutes 78.347 (Case Number A-15-716907-B).   As custodian, Mr. Hand appointed himself as the new Board of Directors, and the Board appointed him as Chief Executive and Financial Officer and Kimberly Peterson as corporate Secretary. Since Mabcure Inc. is a voluntary filer, there are no plans to file any periodic reports or further reports with the Securities and Exchange Commission.

Jehu Hand, age 58, has been engaged in corporate and securities law practice doing business as Hand & Hand or under professional corporations named Hand & Hand since 1994.  He is licensed with the California State Bar.  From January 1992 to December 1992 he was the Vice President-Corporate Counsel and Secretary of Biolase Technology, Inc., which designs, manufactures and markets dental lasers and endodontics equipment.  He was a director of Biolase from February 1992 to February 1993.  From January to October, 1992 Mr. Hand was Of Counsel to the Law Firm of Lewis, D'Amato, Brisbois & Bisgaard.  From January 1991 to January 1992 he was a shareholder of McKittrick, Jackson, DeMarco & Peckenpaugh, a law corporation.   From January to December 1990 he was a partner of Day, Campbell & Hand, and was an associate of its predecessor law firm from July 1986 to December 1989.  From 1984 to June 1986 Mr. Hand was an associate attorney with Schwartz, Kelm, Warren & Rubenstein in Columbus, Ohio.  Jehu Hand received a J.D. from New York University School of Law and a B.A. from Brigham Young University. In 2014, Mr. Hand graduated from the Eugene Dupuch School of Law in Nassau, Bahamas, and received a Legal Education Certificate. He intends to apply to be called the bar in the British Commonwealth Caribbean.  From 1992 to 2010, he was a registered principal (Series 7, 24 and 63) of Jackson, Kohle & Co., a broker-dealer and member of the Financial Industry Regulatory Authority.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Jehu Hand

Jehu Hand, Chief Executive Officer

Dated: May 28, 2015